UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2013
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

On November 18, 2013 and November 19, 2013, Royal Mines And Minerals Corp. (the "Company") issued an aggregate of 27,220,000 Units (the "Units") at a price of $0.05 per Unit in separate concurrent private placement offerings (the “Offerings”) for aggregate cash proceeds of $345,000 and to settle outstanding indebtedness of $1,016,000, as set forth below. Each Unit is comprised of one share of the Company’s common stock and one share purchase warrant, with each warrant entitling the holder to purchase an additional share of the Company's common stock at an exercise price of $0.10 for a two year period from the date of issuance.

US Private Placement

The Company issued 3,420,000 Units for cash proceeds of $10,000 and to settle outstanding indebtedness of $161,000. The issuances were completed pursuant to the provisions of Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “Act”). Each subscriber represented that they were an accredited investor as defined under Regulation D of the Act. All 3,420,000 Units were issued on November 18, 2013.

Foreign Private Placement

The Company issued 5,700,000 Units for cash proceeds of $285,000. The issuances were completed pursuant to the provisions of Regulation S of the Act. The Company did not engage in a distribution of this offering in the United States. Each of the subscribers represented that they were not “US persons” as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a US person. 5,200,000 Units were issued on November 18, 2013 and 500,000 Units were issued on November 19, 2013.

Section 4(2) Private Placement

The Company issued 18,100,000 Units for cash proceeds of $50,000 and to settle outstanding indebtedness of $855,000. The issuances were completed pursuant to the provisions of Section 4(2) of the Act. Each of the subscribers were directors or executive officers of the Company or were close personal friends, relatives or business associates of a director or executive officer of the Company. 17,600,000 Units were issued on November 18, 2013 and 500,000 Units were issued on November 19, 2013.

In addition, the Company has agreed to enter into definitive agreements with certain subscribers (each a “Cash Subscriber”) to provide each Cash Subscriber a “Net Profits Interest” in any future profits received by the Company that are derived from the exploitation of the Company’s leaching technology, whether through the Company’s own activities, a joint venture agreement or a license agreement. Each Net Profits Interest will be granted to each Cash Subscriber a rate of one percent (1.0%) for every $10,000 of cash proceeds received from each Cash Subscriber under the Offerings. Each provision of a Net Profits Interest is subject to each Cash Subscriber and the Company entering into a definitive agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: November 22, 2013

By:	/s/ Jason S. Mitchell
JASON S. MITCHELL
Chief Financial Officer